Exhibit (l)(1)

CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the heading “Legal Counsel” in the Statement of Additional Information forming a part of Post-Effective Amendment No. 6 to the Registration Statement (Form N-2 File No. 333-218890) of the AIP Alternative Lending Fund P. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

/s/ Dechert LLP
Dechert LLP
New York, New York
January 28, 2021